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                                   EXHIBIT 23


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                                                                      EXHIBIT 23




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
Peoples Heritage Financial Group, Inc.:


We consent to incorporation by reference in the Registration Statements (Nos. 33-22205, 33-22206, 33-80310 and 333-17467) on Form S-8 of Peoples Heritage
Financial Group, Inc. of our report dated January 22, 1997, which referred to a change in the Company's method of accounting for mortgage servicing rights, relating to the consolidated balance sheets of Peoples Heritage Financial Group, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report is incorporated by reference in the December 31, 1996 Annual Report on Form 10-K of Peoples Heritage Financial Group, Inc.



                                                           KPMG Peat Marwick LLP

Boston, Massachusetts
March 28, 1997